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                                        Exhibit 16 (c)

                                                             Since Inception
           Small Cap Index Fund - Class A                    Average Annual             Since Inception
           April 9, 1997 to June 30, 1997                    Total Return*              Total Return*
======================================================       ===============            ===============
Initial Investment                                             $1,000.00                  $1,000.00

Divided by Initial Maximum Offering Price                          10.00
                                                             -----------

Divided by Net Asset Value                                                                    10.00
                                                                                        -----------

Equals Shares Purchased                                          100.000                    100.000

Plus Shares Acquired through Dividend Reinvestment                   -                          -
                                                             -----------                -----------

Equals Shares held at Ending Period Date                         100.000                    100.000

Multiplied by Net Asset Value at Ending Period Date                11.51                      11.51
                                                             -----------                -----------

Equals Ending Redeemable Value (ERV) at Period End Date        $1,151.00                  $1,151.00


Divide ERV by $1000  (P)                                          1.1510                     1.1510

Subtract 1                                                        0.1510                     0.1510

Expressed as a Percentage - Equals the
   Aggregate Total Return for the Period                           15.10%
                                                              ==========

Expressed as a Percentage - Equals the
   Aggregate Total Return for the Period                                                      15.10%
                                                                                         ==========

Divide ERV by $1000  (P)                                         1.1510

Raise to the power of                                            4.4512

Equals                                                           1.8701

Subtract 1                                                       0.8701

Expressed as a Percentage - Equals the
   Average Annualized Total Return for the Period                 87.01%
                                                              ==========
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*  Does NOT include sales charge for the period.